Exhibit 10.1

Summary of Changed Named Executive Officer Compensation Arrangements

Cynthia Harriss’ annual base salary was changed from $750,000 to $785,000 effective March 19, 2006.

Byron Pollitt’s annual base salary was changed from $675,000 to $700,000 effective March 19, 2006.

Cynthia Harriss was awarded a bonus of $59,853 based on the portion of fiscal 2005 during which she led the Company’s Outlet Division and the performance of that division.